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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Armor Holdings, Inc. (the "Company") on Form S-3, Registration No. 333-75053 of our report dated March 19, 1998 as to the Company's consolidated financial statements appearing in this Annual Report on Form 10-K of Armor Holdings, Inc., for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                                    Deloitte & Touche LLP

New York, New York
April 14, 1998